Exhibit 21

SUBSIDIARIES


                                   State or Other Jurisdiction
Name                                     of Incorporation

Fedders North America, Inc. (1)              Delaware

Fedders International, Inc. (1)              Delaware

Fedders Exporting, Inc. (1)                  Barbados

Fedders Investment Corporation (1)           Delaware

NYCOR North America (1)                      Delaware

Rotorex International, Inc. (1)              Delaware

Rotorex Technologies, Inc. (1)               Delaware

Fedders, Inc. (2)                            Ontario

Emerson Quiet Kool Corporation (2)           Delaware

Columbia, Specialties, Inc. (2)              Delaware

Fedders De Mexico S.A. de C.V. (2)           Mexico

Rotorex Company, Inc. (3)                    Delaware

Melcor Corporation (3)                       New Jersey

Fedders Asia Pte. Ltd. (4)                   Singapore

Fedders Xinle Co. Ltd. (5)                      -

(1) Wholly owned subsidiary of Fedders Corporation

(2) Wholly owned subsidiary of Fedders North America, Inc.

(3) Wholly owned subsidiary of NYCOR North America

(4) Wholly owned subsidiary of Fedders International

(5) Majority owned subsidiary of Fedders Investment Corporation